UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 25, 2019

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its

charter)

INDIANA

(State of incorporation or organization)

0-23264

(Commission file number)

35‑1542018

(I.R.S. Employer

Identification No.)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 266-0100

(Registrant’s Telephone Number,

Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	EMMS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In accordance with the closing under that certain Contribution and Distribution Agreement (the “Contribution Agreement”), dated as of June 28, 2019, among Emmis Communications Corporation (“Emmis” or the “Company”), MediaCo Holding Inc. (“MediaCo”) and SG Broadcasting LLC, an affiliate of Standard General L.P. (“Standard General”), Emmis or its subsidiaries entered into the following agreements:

•

Unsecured Convertible Promissory Note by MediaCo in favor of Emmis, dated November 25, 2019, in the amount of $5 million.  The  promissory note will have a maturity date of the fifth (5th) anniversary of its execution, will carry interest at a base rate equal to the interest on any senior credit facility of MediaCo, or if no senior credit facility is outstanding, of 6.00%, plus an additional 1.00% on any payment of interest in kind and, without regard to whether MediaCo pays such interest in kind, an additional increase of 1.00% following the second anniversary of the date of issuance and additional increases of 1.00% following each successive anniversary thereafter.  The promissory note will be convertible, in whole or in part, into MediaCo Class A Shares at the option of Emmis beginning six (6) months after issuance and at a strike price equal to the thirty (30) day volume weighted average price of the MediaCo Class A Shares on the date of conversion.

•

Employee Leasing Agreement, between Emmis Operating Company (“EOC”) and MediaCo, dated November 25, 2019 (the “ELA”), pursuant to which MediaCo will lease from EOC personnel at radio stations WBLS-FM and WQHT-FM who are existing employees of EOC to perform services for MediaCo consistent with each leased employees’ past practices at the radio stations. The initial term of the Employee Leasing Agreement will last through December 31, 2020, and will automatically renew for successive six-month periods, unless otherwise terminated upon the occurrence of certain events. MediaCo will reimburse EOC for all costs and expenses directly attributable to the leased employees for their services to MediaCo, including salaries, benefits, and out-of-pocket expenses incurred in connection with the administration of benefits.

•

Management Agreement, between EOC and MediaCo, dated November 25, 2019, pursuant to which, for an initial term of two years, EOC will provide direct management of MediaCo’s radio stations and related assets, management of MediaCo’s financial reporting, SEC compliance and other similar obligations arising as a public company. EOC will be paid an annual management fee equal to $1,250,000 in equal monthly installments, plus reimbursement of certain expenses directly related to the operation of MediaCo’s business. EOC will also be prohibited from directly or indirectly investing in any business that competes with MediaCo and from soliciting or attempting to hire any of MediaCo’s employees during the term and through the fifth anniversary of the termination of the ELA.

•

Shared Services Agreement (WLIB) between EOC and MediaCo dated November 25, 2019, pursuant to which EOC will be allowed to continue to use MediaCo’s facilities, equipment and personal consistent with past practices in connection with the operation of radio station WLIB-AM. EOC will reimburse MediaCo for all incremental out of pocket costs and expenses incurred by MediaCo in connection with this arrangement.

•

Shared Services Agreement (WEPN) between EOC and MediaCo dated November 25, 2019, pursuant to which EOC will be allowed to continue to use MediaCo’s facilities, equipment and personal consistent with past practices in connection with the operation of radio station WEPN-FM. EOC will reimburse MediaCo for all incremental out of pocket costs and expenses incurred by MediaCo in connection with this arrangement.

•

Local Programming and Marketing Agreement between WBLS-WLIB, LLC, a subsidiary of EOC (“WBLS-WLIB”) and MediaCo, dated November 25, 2019, pursuant to which, except for the hours of 6:00 a.m. to 8:00 a.m. each Sunday, MediaCo shall make available to WBLS-WLIB the HD-2 channel of WQHT-FM for purposes of rebroadcasting the programs of WLIB-AM. The term of the LMA is intended to continue through December 31, 2022, but may otherwise terminate upon the occurrence of certain other events. WBLS-WLIB will be responsible for the salaries of WQHT-FM employees and related costs for all personnel used in broadcasting WLIB-AM programing, all other costs associated with the production of WLIB-AM programming, and the costs of delivering WLIB-AM programing to WQHT-FM.

•

Antenna Site Agreement between WBLS-WLIB Tower LLC (“WLIB Tower”) and MediaCo, dated November 25, 2019, pursuant to which MediaCo will be permitted to continue to use the antenna site owned by WLIB in Lyndhurst, New Jersey as an emergency backup site from which to broadcast WBLS-FM’s programs in the event its other broadcast antennas are unavailable. The Antenna Site Agreement will allow WBLS-FM antenna space on the WLIB tower, as well as ground space for WBLS-FM transmission equipment. The Antenna Site Agreement will last for an initial term of 20 years, with two automatic renewal periods of 10 years each, unless MediaCo provides notice to WLIB of its intention to not renew the lease for an additional term. MediaCo will pay to WLIB an annual license fee of ten dollars ($10).

The foregoing summaries are qualified in their entirety by reference to the actual agreements which are filed as Exhibits 10.1, 10.2. 10.3, 10.4, 10.5, 10.6, and 10.7, respectively.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 28, 2019, Emmis Communications Corporation (“Emmis” or the “Company”) entered into a Contribution and Distribution Agreement (the “Contribution Agreement”) with MediaCo Holding Inc., an Indiana corporation (“MediaCo”) and SG Broadcasting LLC, an affiliate of Standard General L.P. (“Standard General”), pursuant to which (i) Emmis was to contribute the assets of its radio stations WQHT-FM and WBLS-FM, both in New York, NY, in exchange for $91.5 million in cash, a $5.0 million note and 23.72% of the common stock of MediaCo (the “Contribution”), (ii) Standard General was to purchase 76.28% of the common stock of MediaCo (the “SG Purchase”), and (iii) the common stock of MediaCo received by Emmis (the “MediaCo Class A Common Stock”) is to be distributed pro rata in a taxable dividend to Emmis’ shareholders, making MediaCo a public company to be listed on Nasdaq (ticker: MDIA) (the “Distribution”).  The closing of the Contribution and the SG Purchase occurred on November 25, 2019 and Emmis recognized a gain on sale of approximately $40 million. Cash proceeds, net of transaction-related expenses and estimated tax liabilities, were approximately $90 million, and were used to repay certain debt outstanding, with the balance expected to be used for general corporate purposes, including capital expenditures, working capital and potential acquisitions and investments.

The Company intends to distribute the MediaCo Class A Common Stock, pro rata, to all of the Company’s common shareholders of record as of the close of business on January 3, 2020 (the “Record Date”), with the MediaCo Class A Common Stock to be distributed to such shareholders on January 17, 2020 (the “Distribution Date”).  Emmis shareholders are to receive 0.1265 shares of MediaCo Class A Common Stock for each share of Emmis common stock.

Item 9.01Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit No.	Description
10.1	Unsecured Convertible Promissory Note by MediaCo Holding Inc. in favor of Emmis Communications Corporation, dated November 25, 2019.

10.2	Employee Leasing Agreement, between Emmis Operating Company and MediaCo Holding Inc., dated November 25, 2019.#

10.3	Management Agreement, between Emmis Operating Company and MediaCo Holding Inc., dated November 25, 2019.#

10.4	Shared Services Agreement (WLIB), between Emmis Operating Company and MediaCo Holding Inc., dated November 25, 2019.#

10.5	Shared Services Agreement (WEPN), between Emmis Operating Company and MediaCo Holding Inc., dated November 25, 2019.#

10.6	Local Programming and Marketing Agreement between WBLS-WLIB, LLC and MediaCo Holding Inc., dated November 25, 2019.

10.7	Antenna Site Agreement between WBLS-WLIB Tower, LLC and MediaCo Holding Inc., dated November 25, 2019.#

#

Portions of this exhibit, marked by brackets, have been omitted pursuant to Item 601(b)(10) of Regulation S-K because they are both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The registrant undertakes to promptly provide an unredacted copy of the exhibit on a supplemental basis, if requested by the Commission or its staff.

Note to this Form 8-K: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

• general economic and business conditions;

• fluctuations in the demand for advertising and demand for different types of advertising media;

• our ability to obtain additional capital or to service our outstanding debt;

• competition from new or different media and technologies;

• increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

• our ability to attract and secure programming, on-air talent, writers and photographers;

• inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

• increases in the costs of programming, including on-air talent;

• inability to grow through suitable acquisitions or to consummate dispositions;

• new or changing technologies, including those that provide additional competition for our businesses;

• new or changing regulations of the Federal Communications Commission or other governmental agencies;

• war, terrorist acts or political instability; and

• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: November 25, 2019
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary